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                                                                   EXHIBIT 10.22

                  FIRST AMENDMENT TO LOAN SERVICING AGREEMENT

     This First Amendment to Loan Servicing Agreement ("Amendment") dated and effective October 1, 1996 is entered into by and among CS First Boston Mortgage Capital Corp. ("Owner"), T.A.R. Preferred Mortgage Corporation ("Prior Owner") and Advanta Mortgage Corp. USA ("Servicer").

     WHEREAS, Owner, Prior Owner and Servicer (collectively, the "Parties") executed that certain Loan Servicing Agreement dated August 23, 1996 (the "Servicing Agreement").

     WHEREAS, the Servicing Agreement provides that Servicer shall not waive late payment charges or prepayment penalties/charges without the prior consent of Owner.

     WHEREAS, the Parties desire that Servicer have the authority to waive late payment charges and prepayment penalties/charges, if any, without obtaining Owner's consent.

     THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows:

     Section 4(b)(i) of the Servicing Agreement is deleted in its entirety and replaced with the following:

          (i) waive assumption fees, late payment charges, prepayment penalties/charges, charges for checks returned insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans;

     Except as amended by this Amendment, the Servicing Agreement shall remain in full force and effect.

Advanta Mortgage Corp. USA          CS First Boston Mortgage Capital Corp.


By: /s/ William P. Garland          By:  /s/ Heidi Davis
    ----------------------               ---------------
Name: William P. Garland            Name: Heidi Davis
Title: Senior Vice President        Title: Vice President

T.A.R. Preferred Mortgage Corporation


By: _____________________________
Name: ___________________________
Title: __________________________